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                                                                     EXHIBIT 4.3

                                     FORM OF
                                TRICO BANCSHARES
                     STOCK OPTION AGREEMENT PURSUANT TO THE
                             2001 STOCK OPTION PLAN

Number of Shares Subject to Option: [______] - Incentive, [______] -
Nonqualified

         This Stock Option Agreement ("Agreement") is made effective as of [Date], by and between [PARTICIPANT] ("Participant"), and TRICO BANCSHARES, a California corporation ("Corporation").

         WHEREAS, the Board of Directors of the Corporation adopted the 2001 Stock Option Plan ("Plan") effective as of February 13, 2001, and the shareholders of the Corporation approved the Plan on May 8, 2001;

         WHEREAS, Participant is an employee (as defined in the Plan) of the Corporation, or one or more of its subsidiaries; and

         WHEREAS, Participant owns less than 10 percent of the total combined voting power of all classes of stock of the Corporation and its subsidiaries;

         THEREFORE, in consideration of the promises contained herein and the benefits to be derived herefrom, the parties agree as follows:

A. Grant of Options/Terms and Conditions. The Corporation hereby grants to Participant Incentive Stock Options as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), (such options are sometimes hereinafter referred to as ISOs), to purchase all or any part of an aggregate of [______] shares of the Corporation's common stock, no par value ("Shares"), and Non-Qualified Stock Options as defined in the Plan (such options are sometimes hereinafter referred to as NSOs), to purchase all or any part of an aggregate of [______] shares of the Corporation's common stock, no par value ("Shares"), subject to the terms and conditions hereinafter described:

         1. Options for the Shares subject to this Agreement may be exercised by Participant on or after the dates on which the right to exercise options for such Shares has vested, in accordance with the following schedule, unless sooner terminated pursuant to the terms of this Agreement, and subject to the right of accumulation provided for herein. The right to exercise options shall vest from time to time in accordance with the following schedule on the anniversary date of this Agreement for the year indicated. Options shall not be exercisable after the tenth anniversary of this Agreement (the "Expiration Date").

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
Year in Which Options
  Will Vest on the
  Anniversary Date                            Number of Shares For                  Number of Shares For
  of This Agreement                           Which ISOs Will Vest                  Which NSOs Will Vest
-------------------------------------------------------------------------------------------------------------------
Immediately                                        [------]                                [------]
----------------                                   [------]                                [------]
----------------                                   [------]                                [------]
----------------                                   [------]                                [------]
----------------                                   [------]                                [------]

         2. Except as provided in paragraph B(2) below, the options may be exercised only by Participant during his lifetime, and may not be transferred, assigned, alienated, attached, sold, pledged or encumbered in any way, except by a will of Participant or by the laws of descent and distribution. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of these options, or of any right or privilege conferred hereby, contrary to the provisions of this Agreement, or upon the levy of any attachment or similar process of these options, right or privilege, these options shall immediately become null and void. No transfer of the options by will or by the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and an authenticated copy of the will and/or such evidence as the Corporation may deem necessary or appropriate to establish the validity of the transfer.

         3. Participant shall give written notice to the Corporation of his or her intent to exercise any options subject to the Agreement. The written notice of intent to exercise shall be sent to the Corporation's principal offices located at 63 Constitution Drive, Chico, California 95973, Attn. Richard
P. Smith, President, along with payment of the full Option Price for the number of Share with respect to which the options are being exercised.

         4. The exercise of any options is contingent upon the receipt by the Corporation of (i) cash or check made payable to the Corporation or (ii) Shares held for the requisite period necessary to avoid a change to the Corporation's earnings for financial reporting purposes and valued at the Fair Market Value (as defined in the Plan) of such shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes.

         5. The Option Price to purchase each one (1) Share subject to these options is $_________. The Option Price so stated herein has been determined in good faith to be no less than 100 percent of the Fair Market Value of the Shares as of the date of this Agreement.

         6. Upon a dividend, distribution, recapitalization, stock split, reorganization, merger, consolidation, repurchase or exchange of securities, or other similar corporate transaction which affects the Shares, the Committee may, in its sole discretion and consistent with Section 422 of the Code, (i) adjust the number of Shares subject to the options and the Option Price with respect to the options, provided that the number of Shares subject to the options shall always be a whole number; (ii) provide for an equivalent Option in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the Participant. Any adjustment so made shall be final and binding upon Participant.

         7. Participant or a holder or beneficiary of any option shall have no rights as a shareholder with respect to any Shares subject to an option granted hereunder prior to the date of issuance to him of a certificate or certificates for such Shares.

         8. The grant of options shall not confer upon Participant any right with respect to continuance of employment by the Corporation or by a subsidiary thereof, nor shall it interfere in any way

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with the right of his employer to terminate his employment at any time free from any liability or any claim under the Plan.

B.       Expiration of Options.

                  1. Participant may not exercise any part of an option granted under the Plan unless Participant has been in the continuous employment of the Corporation or of a subsidiary thereof at all times from the date of the grant of the option until the date three months prior to the date of exercise except as provided below. Such employment must have been continuous for at least one year before an option can be exercised, except as provided in the above vesting schedule.

                  2. If Participant shall die (i) while an employee of the Corporation or a subsidiary thereof or (ii) within three months after termination of his employment with the Corporation or a subsidiary thereof because of his disability, his options may be exercised, to the extent that Participant shall have been entitled to do so on the date of his death or such termination of employment, by the person or persons to whom Participant's right under this Agreement pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time, or from time to time, but not later than the Expiration Date or two years after Participant's death, whichever date is earlier.

                  3. If Participant's employment by the Corporation or a subsidiary thereof shall terminate because of his disability and Participant has not died within the following three months, he may exercise his options, to the extent that he shall have been entitled to do so at the date of the termination of his employment, at any time or from time to time, but not later than the Expiration Date or one year after termination of employment, whichever date is earlier.

                  4. If Participant's employment shall terminate by reason of his retirement in accordance with the terms of the Corporation's tax-qualified retirement plans or with the consent of the Committee (as defined in the Plan) or involuntarily other than "for cause," all right to exercise his option shall terminate at the Expiration Date or three months after termination of employment, whichever date is earlier. For this purpose, termination "for cause" shall mean termination of employment by reason of Participant's commission of a felony, fraud, or willful misconduct which had resulted, or is likely to result, in substantial and material damage to the Corporation or a subsidiary thereof, all as the Committee, in its sole discretion, may determine.

                  5. If Participant's employment shall terminate voluntarily or involuntarily "for cause," all right to exercise his option shall terminate at the date of such termination of employment.

C. Investment Representation. Participant represents and warrants that he has acquired these options for investment and not with a view to resale, distribution, offering, transferring, mortgaging, pledging, hypothecating, or otherwise disposing of such Shares under circumstances which would constitute a public offering or distribution under the Securities Act of 1933 or the securities laws of any state (collectively, "distribution"), and agrees that he will acquire all Shares provided for hereunder for investment and not with a view to distribution.

D. Notices. Any notice to the Corporation required to be made under the terms of the Agreement or under the terms of the Plan shall be addressed to the Corporation at 63 Constitution Drive, Chico, California 95973, and any notice required to be made to Participant under the terms of the Agreement or under the terms of the Plan shall be addressed to him at [______________________________].

E. Plan Governs. Participant has read the Plan and this Agreement, and agrees that to the extent that this Agreement is inconsistent with the Plan, the Plan shall govern. To the extent possible, this Agreement shall be construed consistently with the Plan.

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F.       Governing Law. This Agreement shall be construed in accordance with the laws of the State of California, and with the Code.

         IN WITNESS WHEREOF, this Stock Option Agreement is executed as of the date first written above.

PARTICIPANT:                                   TRICO BANCSHARES:

_____________________________                  By:
[Participant's Name]                               _____________________________
                                                   Richard P. Smith, President

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